As filed with the Securities and Exchange Commission on May 11, 1999
                                                       Registration No. 33______

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           THE SECURITIES ACT OF 1933

                             MERCURY AIR GROUP, INC.
               (Exact name of registrant as specified in charter)

New York                                                              11-1800515
(State of incorporation)                                        (I.R.S. Employer
                                                          Identification Number)

5456 McConnell Avenue, Los Angeles, California                             90066
(Address of principal executive offices)                              (Zip Code)

                 1998 Long-Term Incentive Plan (600,000 Shares)
                1998 Directors Stock Option Plan (300,000 Shares)
           S. K. Acquisition, Inc. Stock Option Grant (45,375 Shares)
            Eric Beelar Stock Subscription Agreement (68,750 Shares)
          Zack Vernikovsky Stock Subscription Agreement (68,750 Shares)
                             (Full titles of plans)

                              CT Corporation System
                             818 West Seventh Street
                              Los Angeles, CA 90017
                                 (213) 627-8252

(Name and address, including zip code, and telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

                                                                    Proposed maximum
Title of Securities      Amount to be         Proposed maximum      aggregate offering    Amount of
to be registered         registered           offering price(1)     price(1)              registration fee
-------------------      ------------         -----------------     ------------------    ----------------
Common Stock,            1,082,875 shares     $6.46875              $7,004,848            $1,947.35
$.01 Par Value
-------------------      ----------------     -----------------     ------------------    ----------------

(1) Calculated pursuant to Rule 457 based on the average of the high and low prices reported on the American Stock
Exchange on May 7, 1999 for registrant's Common Stock, $.01 par value.

                                     Part I

         Information Required in the Section 10(a) Prospectus

Item 1.  Plan Information.

         The information required for this item is included in documents distributed to each participant.

Item 2.  Registrant Information and Employee Plan Annual Information.

         The information required for this Item is included in documents distributed to each participant.

                                     Part II

         Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference

         The following documents which have been filed by Mercury Air Group, Inc., a New York corporation (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

         (1) The Annual Report of the Company on Form 10-K for the fiscal year ended June 30, 1998;

         (2) The Quarterly Reports of the Company on Form 10-Q for the fiscal quarters ended September 30, 1998, December 31, 1998, and March 31, 1999; and

         (3) The description of the Company's Common Stock, $.01 par value ("Common Stock"), contained in its Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered hereby have been sold or which deregisters such securities remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed incorporated herein by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which is also deemed incorporated herein by reference modifies or supersedes such earlier statement.

Item 4.  Description of Securities.

         Not applicable.



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

Item 5.  Interests of Named Experts or Counsel.

         The law firm of McBreen, McBreen & Kopko will be furnishing an opinion as to the legality of the Common Stock registered under this Registration Statement. During fiscal 1998, the Company paid $47,557 to McBreen, McBreen & Kopko for legal services. Frederick H. Kopko, Jr. is a partner of McBreen, McBreen & Kopko. Mr. Kopko is a director of the Company and holds options to purchase 82,500 shares of Common Stock issued under the 1990 Directors Stock Option Plan.

Item 6.  Indemnification of Directors and Officers.

         Section 722 of the New York Business Corporation Law (the "NYBCL") authorizes indemnification by a corporation of its directors and officers against amounts paid in settlement and reasonable expenses, including attorneys fees, actually and necessarily incurred by them in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted in good faith for a purpose which they reasonably believed to be in the best interests of the corporation. No indemnification will be made however, in respect of an action brought derivatively or by or in the right of the corporation if (1) a threatened action, or a pending action which is settled or otherwise disposed of or (2) any claim, issue or matter as to which any such officer or director is adjudged to be liable to the corporation, unless and only to the extent that the court to which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

         The indemnification provided in Section 722 of the NYBCL is mandatory in any instance where the officer or director is successful on the merits in defending a civil or criminal action. Otherwise, indemnification can only be made pursuant to a specific authorization given in a particular case. Such authorization must be contained in court order, resolution approved by a quorum of disinterested directors, resolution of the board following a written opinion of independent counsel that indemnification is proper or shareholder resolution. Expenses incurred in defending an action may be advanced pending final disposition of such action upon receipt of an undertaking to reimburse such advances if it is ultimately determined that indemnification is not appropriate.

         The Company's bylaws authorize it to indemnify its directors and officers against any judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, if such director or officer acted in good faith.

         The Company further has entered into indemnification agreements with its officers and directors obligating it to indemnify them to the fullest extent permitted by law. The indemnification agreements obligate the Company to advance expenses pending a resolution of whether or not indemnification is ultimately appropriate upon receipt of an undertaking. The indemnification agreement further provides a presumption in favor of indemnification and procedures and standards for implementing the indemnification permitted pursuant to Section 722 of the NYBCL.

         The NYBCL further provides that a New York corporation has the power to purchase and maintain insurance in order to indemnify the corporation for any obligation which it incurs as a result or the indemnification of directors and officers pursuant to the provisions of the NYBCL, to indemnify directors and officers in instances in which they may be indemnified by the corporation pursuant to the provisions of the NYBCL, and to indemnify directors and officers in instances in which they may not otherwise by indemnified by the corporation pursuant to the provisions of the NYBCL, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance, for a retention amount and for co-insurance. The company has purchased an officers and directors liability insurance policy.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

4.1   Restated Certificate of Incorporation (1)
4.2 Form of Amendment to Restated Certificate of Incorporation of the Registrant creating the Series A 8% Cumulative Redeemable Preferred Stock
      (1)
4.3 Form of Amendment to the Restated Certificate of Incorporation declaring the separation date for the Series A 8% Cumulative Redeemable Preferred Stock (2)
4.4   Bylaws (1)
4.5   Amendment To ByLaws of the Company (3)
4.6   1998 Long-Term Incentive Plan (4)
4.7   1998 Directors Stock Option Plan (5)
4.8   S. K. Acquisition, Inc. Nonqualified Stock Option Agreement (6)
4.9   Eric Beelar Stock Subscription Agreement
4.10  Zack Vernikovsky Stock Subscription Agreement
5.1 Opinion of McBreen, McBreen & Kopko as to the legality of the stock registered hereby
23.1 Consent of McBreen, McBreen & Kopko--contained in Exhibit 5.1 23.2 Consent of Deloitte & Touche LLP
------------------------------------------
(1) All such documents, were previously filed as exhibits to the Company's Registration Statement on Form S-2 dated June 18, 1991 (Registration Statement No. 33-39044) and are incorporated herein by reference.

(2) Such document was previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the Quarter ended March 31, 1992 and is incorporated herein by reference.

(3) Such document was previously filed as an Exhibit to the Company's Annual Report on Form 10-K for the year ended June 30, 1995 and is incorporated herein by reference.

(4) Such document was previously filed as Appendix A to the Company's Proxy Statement for the December 3, 1998 Annual Meeting of Shareholders.

(5) Such document was previously filed as Appendix B to the Company's Proxy Statement for the December 3, 1998 Annual Meeting of Shareholders.

(6) Such document was previously filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 and is incorporated herein by reference.

Item 9.  Undertakings

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) or the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertaken that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933 the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Los Angeles, State of California, on the 11th day of May 1999.

                                          MERCURY AIR GROUP, INC.

                                          By: /s/ JOSEPH A. CZYZYK
                                              ---------------------------------
                                                   Joseph A. Czyzyk
                                          Chief Executive Officer and President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph A. Czyzyk and Randolph E. Ajer his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures                                  Title                                     Date
----------                                  -----                                     ----
/s/ SEYMOUR KAHN                    Chairman of the Board                       May 11, 1999
---------------------------
Seymour Kahn

/s/ JOSEPH A. CZYZYK                President, Chief Executive                  May 11, 1999
---------------------------         Officer and Director
Joseph A. Czyzyk                    (Principal Executive Officer)

/s/ RANDOLPH E. AJER                Secretary, Chief Financial                  May 11, 1999
---------------------------         Officer, Chief Accounting
Randolph E. Ajer                    Officer, Treasurer and
                                    Executive Vice President
                                    (Principal Financial and
                                    Accounting Officer)

/s/ ROBERT L. LIST                  Director                                    May 11, 1999
---------------------------
Robert L. List

/s/ PHILIP J. FAGAN, JR., M.D.      Director                                    May 11, 1999
------------------------------
Philip J. Fagan, Jr., M.D.

/s/ FREDERICK H. KOPKO, JR.         Director                                    May 11, 1999
---------------------------
Frederick H. Kopko, Jr.

/s/ WILLIAM G. LANGTON              Director                                    May 11, 1999
---------------------------
William G. Langton

                                INDEX TO EXHIBITS

                                                                                        Page
Item                                                                                    Sequentially
Number                              Description                                         Numbered
------                              -----------                                         --------
4.1               Restated Certificate of Incorporation                                 N/A

4.2               Form of Amendment to Restated
                  Certificate of Incorporation of the
                  Registrant creating the Series A 8%
                  Cumulative Redeemable Preferred Stock                                 N/A

4.3               Form of Amendment to the Restated
                  Certificate or Incorporation declaring
                  the separation date for the Series A 8%
                  Cumulative Redeemable Preferred Stock                                 N/A

4.4               Bylaws                                                                N/A

4.5               Amendment to Bylaws                                                   N/A

4.6               1998 Long-Term Incentive Plan                                         N/A

4.7               1998 Director Stock Option Plan                                       N/A

4.8               S. K. Acquisition, Inc. Nonqualified Stock Option
                  Agreement                                                             N/A

4.9               Eric Beelar Stock Subscription Agreement                              ___

4.10              Zack Vernikovsky Stock Subscription Agreement                         ___

5.1               Opinion of McBreen, McBreen & Kopko as to the
                  legality of the stock registered hereby                               ___

23.1              Consent of McBreen, McBreen & Kopko                                   N/A

23.2              Consent of Deloitte & Touche LLP                                      ___